Exhibit (g)(12) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

Exhibit B

Amended and Restated

Section entitled “Funds”

of the Non-Money Market Fund Fee Schedule

(Exhibit D to Amendment dated November 8, 2007)

Revised 12/1/14

FUNDS

Federated Absolute Return Fund

Federated Emerging Market Debt Fund

Federated Emerging Markets Equity Fund

Federated Enhanced Treasury Income Fund

Federated InterContinental Fund

Federated Intermediate Municipal Trust

Federated International Bond Fund

Federated International Bond Strategy Portfolio

Federated International Dividend Strategy Portfolio

Federated International Leaders Fund

Federated International Small-Mid Company Fund

Federated International Strategic Value Dividend Fund

Federated MDT Stock Trust

Federated Michigan Intermediate Municipal Trust

Federated Muni and Stock Advantage Fund

Federated Municipal High Yield Advantage Fund

Federated Municipal Ultrashort Fund

Federated Municipal Securities Fund, Inc.

Federated New York Municipal Income Fund

Federated Ohio Municipal Income Fund

Federated Pennsylvania Municipal Income Fund

Federated Premier Intermediate Municipal Income Fund

Federated Premier Municipal Income Fund

Federated Prudent DollarBear Fund

Federated Short-Intermediate Duration Municipal Trust

Federated Unconstrained Bond Fund